UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 7, 2017, the Board of Directors (the “Board”) of Loton, Corp, a Nevada corporation (the “Company”), elected Craig Foster as a director of the Company, effective immediately. The Board expects to appoint Mr. Foster as the chairman of the Board’s audit committee, when such committee is formed, and may appoint Mr. Foster to any other newly formed committees of the Board.

Mr. Foster previously served as the Chief Financial Officer and Chief Accounting Officer of Amobee, Inc., a digital advertising platform, from April 2015 until May 2017. From February 2013 until April 2015, Mr. Foster served as Chief Financial Officer and Chief Accounting Officer of Ubiquiti Networks, Inc., a publicly-traded networking and communications company. From June 2012 to February 2013, Mr. Foster served as Director in the technology infrastructure and software group of Credit Suisse Securities (USA) LLC, an investment bank. From August 2007 to June 2012, Mr. Foster served as an Executive Director and co-head of the software group of UBS Securities LLC, an investment bank. Mr. Foster has also held various management positions at RBC Capital Markets, an investment bank, Loudcloud, a software and services platform, PricewaterhouseCoopers, a public accounting firm and Deloitte, a public accounting firm. Mr. Foster holds an M.B.A. in Finance from the Wharton School of Business and a B.A. in Economics from the University of California, San Diego.

Mr. Foster’s compensation in connection with his election as a director of the Company has not yet been determined. The Board expects to award to Mr. Foster such cash and/or equity incentive compensation in the future as it determines to be appropriate for the services that Mr. Foster is providing to the Company, including as a member of any of the Board’s committees.

There is no arrangement or understanding between Mr. Foster and any other persons pursuant to which Mr. Foster was elected as a director of the Company. There are no family relationships between Mr. Foster and any of the Company’s officers and directors. There are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Foster has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: July 13, 2017